SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
               DEAN WITTER GLOBAL ASSET ALLOCATION FUND

(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)
                                                                 -
                        |        ______________________  |
FORMULA:                |       |               |
                        |  /\ n |              ERV    |
                   T  = |    \  |          -------------      |  - 1
                        |     \ |                P   |
                        |      \|                 |
                        |_                        _|

                  T = AVERAGE ANNUAL COMPOUND RETURN
                  n = NUMBER OF YEARS
                ERV = ENDING REDEEMABLE VALUE
                  P = INITIAL INVESTMENT

                                                        (A)
  $1,000            ERV AS OF           NUMBER OF       AVERAGE ANNUAL           CUMULATIVE
INVESTED - P        31-Jan-96           YEARS - n       COMPOUND RETURN - T      TOTAL RETURN
-----------        -----------          -----------     -------------------      -------------
 28-Feb-95           $1,188.90             0.92                N/A                  18.89%

(B) CUMULATIVE TOTAL RETURNS (STANDARIZED COMPUTATIONS) WITHOUT WAIVER OF FEES AND ASSUMPTION OF EXPENSES.

                                                         (B)
  $1,000            EVb AS OF           NUMBER OF        CUMULATIVE
INVESTED - P        31-Jan-96           YEARS - n        TOTAL RETURN
------------        ----------          ----------       ------------
 28-Feb-95            $1,175.20            0.92             17.52%

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(D) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)
                                                                 -
                        |        ______________________ |
FORMULA:                |       |              |
                        |  /\ n |             EV    |
                   t  = |    \  |          -------------      |  - 1
                        |     \ |              P   |
                        |      \|               |
                        |_                      _|
                            EV
                  TR  = ----------        - 1
                             P

          t = AVERAGE ANNUAL COMPOUND RETURN
              (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
         EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
          P = INITIAL INVESTMENT
         TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                         (C)                                  (D)
  $1,000           EV AS OF             TOTAL           NUMBER OF        AVERAGE ANNUAL
INVESTED - P       31-Jan-96            RETURN - TR     YEARS - n       COMPOUND RETURN - t
------------       ---------            -----------     ---------       -------------------
28-Feb-95          $1,238.90               23.89%         0.92                  N/A

(D)        GROWTH OF $10,000
(E)        GROWTH OF $50,000
(F)        GROWTH OF $100,000

FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION

                TOTAL           (D)   GROWTH OF          (E)   GROWTH OF               (F)   GROWTH OF
INVESTED - P    RETURN - TR     $10,000 INVESTMENT - G   $50,000 INVESTMENT-G        $100,000 INVESTMENT - G
------------    -----------     ----------------------    --------------------       ------------------------
28-Feb-95           23.89             $12,389                    $61,945                    $123,890